SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.01 (a)(b)

On May 23, 2014, PAR Technology Corporation (the “Company”) provided notice to NYSE Regulation, Inc. (the “NYSE”) indicating that as of May 22, 2014 the Company did not satisfy the continued listing standards of the Exchange set forth in the NYSE Listed Company Manual (the “Manual”) in that, as a result of the departure of the three independent members of the Company’s Board of Directors, the Company had become deficient in its compliance with the following sections of the Manual and provided details of the actions the Company was taking to correct the non-compliances:

• Section 303A.01	Does not have a majority of independent members on the board
• Section 303A.03	Does not have a presiding director
• Section 303A.04(a)	Nominating/other named committee independence issue
• Section 303A.05(a)	Compensation/other named committee independence issue
• Section 303A.06	Does not conform to Rule 10A-3
• Section 303A.07(a)	Does not have three members on the audit committee
• Section 303A.07(a}	Audit committee members are not financially literate
• Section 303A.07(a)	Does not have an audit committee member with financial management expertise

On May 28, 2014, the Company received response from the NYSE acknowledging the communication and indicating the Company will be deemed noncompliant if the Company is not able to cure the above deficiencies by June 4, 2014. If the Company does not cure the deficiencies by June 4, 2014, a below compliance (“BC”) indicator will be disseminated over the consolidated tape and displayed on the Company’s NYSE profile on June 6, 2014 and the Company will be added to the list of non-compliant issuers on the NYSE’s website. Such indicator and website references will be removed when the Company regains compliance with all NYSE quantitative and corporate governance listing standards.

The NYSE’s notice has no immediate effect on the listing of the Company’s common stock on the New York Stock Exchange. The Company is taking actions to regain compliance with the continued listing requirements and indicated in its notice to the NYSE that it anticipated regaining its compliant status by September 30, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a)

Amendment of By-Laws

On March 11, the Board of Directors of PAR Technology Corporation (the “Corporation”) duly adopted resolutions setting forth a proposed amendment of the Corporation’s Certificate of Incorporation and By-Laws to de-classify the Board, declaring such amendments to be advisable and in the best interests of the Corporation and its shareholders and directing that the amendments be submitted to the shareholders of the Corporation for consideration at the 2014 Annual Meeting of Shareholders. On May 22, 2014 the Shareholders duly adopted, through an affirmative vote of 71%, the amendments to the Corporation’s Certificate of Incorporation and By-Laws to provide (i) that the directors shall no longer be divided into three classes, (ii) the term of all directors currently serving or appointed to serve shall expire at the 2015 annual meeting of shareholders and (iii) effective as of the 2015 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of shareholders.

The amended Certificateof Incorporation reflecting this amendment are filed as Exhibit 3 (i) to this report. The amended By-Laws of the Corporation reflecting this amendment are filed as Exhibit 3 (ii) to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the shareholders of the Company was held on May 22, 2014.

(b) At the meeting the shareholders:

•	Ratified the reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan
•	Approved the adoption of amendments to the Corporation’s Certificate of Incorporation and By-Laws to declassify the Board of Directors; and
•
Approved, on an advisory basis, the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K compensation tables and narrative discussion set forth in the Corporation’s 2013 Proxy Statement;

The following are the final voting results for each of the three items voted on at the meeting.

1.	Ratification of the reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan:

For:	8,197,117
Against:	3,128,484,
Abstain:	3,806
Non-Votes:	0

2.	Adoption of amendments to the Corporation’s Certificate of Incorporation and By-Laws to declassify the Board of Directors:

For:	11,251,254
Against:	16,914
Abstain:	7,528
Non-Votes:	53,712

3.	Advisory Vote to Approve Named Executive Officer Compensation:

For:	9,386,865
Against:	1,797,052
Abstain:	89,778
Non-Votes:	55,712

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3 (i)	Certificate of Incorporation of PAR Technology Corporation, as amended May 22, 2014 (filed herewith)
3 (ii)	By-Laws of PAR Technology Corporation, as amended May 22, 2014 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: May 29, 2014	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer